Exhibit 21.1

List of Subsidiaries

Name	Jurisdiction of Incorporation

Columbia Sportswear France S.A.S.	France
Columbia Sportswear Canada Limited	Ontario, Canada
Columbia Sportswear Company (Dongguan) Limited	China
Columbia Sportswear Company (Hong Kong) Limited	Hong Kong
Columbia Sportswear Company Limited	United Kingdom
Columbia Sportswear Distribution S.A.S.	France
Columbia Sportswear Europe S.A.S.	France
Columbia Sportswear GmbH	Germany
Columbia Sportswear International Sàrl	Switzerland
Columbia Sportswear International Holdings	Cayman Islands
Columbia Sportswear Italy S.r.l.	Italy
Columbia Sportswear Japan, Inc.	Japan
Columbia Sportswear Korea	Korea
Columbia Sportswear North America, Inc.	Oregon
Columbia Sportswear USA Corporation	Oregon
GTS, Inc.	Oregon
Mountain Hardwear, Inc.	Utah
Sorel Corporation	Delaware
Columbia Information Consulting Company (Shanghai) Limited	China
Montrail Corporation	Oregon
Columbia Sportswear Switzerland Holdings Sàrl	Switzerland
Columbia Sportswear Luxembourg Holdings Sàrl	Luxembourg
Columbia Sportswear Netherlands B.V.	The Netherlands
Columbia Sportswear Spain S.L.U.	Spain
Columbia Sportswear Switzerland Sàrl	Switzerland
Columbia Sportswear Distributors HK Limited	Hong Kong
Pacific Trail Corporation	Oregon
Columbia Sportswear LO Holdings LLC	Oregon
Columbia Sportswear Poland Sp.z.o.o	Poland
Columbia Sportswear Canada GP Limited	Canada
Columbia Sportswear Canada LP	Canada
CS Finance Limited Partnership	Canada
Bugaboo Holdings Sàrl	Luxembourg
Columbia Sportswear Czech s.r.o.	Czech Republic
Tough Mother Luxembourg	Luxembourg
Columbia Sportswear Sweden AB	Sweden
Columbia Sportswear Belgium BVBA	Belgium
Columbia Sportswear Austria GmbH	Austria
Columbia Sportswear Denmark ApS	Denmark
Columbia Sportswear Finland OY	Finland
OutDry Technologies Corporation	Oregon
OutDry Hong Kong Limited	Hong Kong
OutDry Technologies S.r.l.	Italy
OutDry Waterproofing Materials Guangzhou Limited	China
Columbia Sportswear Norway AS	Norway
Columbia Sportswear India Sourcing Private Ltd.	India
CSMM Hong Kong Limited	Hong Kong
Columbia Sportswear China Holdings	Cayman Islands
Columbia Sportswear Asia Pacific Sàrl	Switzerland
CS China Holdings HK Limited	Hong Kong
Columbia Sportswear Commercial (Shanghai) Co., Ltd.	China